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                                                             EXHIBIT NO. 99.7(c)

                     CUSTODY AND RELATED SERVICES AGREEMENT

         This Agreement between MFS SERIES TRUST X (the "Trust"), a business trust organized and existing under the laws of The Commonwealth of Massachusetts, with its principal place of business at 500 Boylston Street, Boston, Massachusetts 02116 on behalf of each of the series thereof listed on Exhibit A hereto (each, a "FUND"), and STATE STREET BANK and TRUST COMPANY, a Massachusetts trust company with its principal place of business at 225 Franklin Street, Boston, Massachusetts 02110 (the "CUSTODIAN"). This Agreement shall take effect on June 27, 2002.

WITNESSETH:

         WHEREAS, the Trust is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets; and

         WHEREAS, the Trust may retain Chase Manhattan Bank. N.A. ("Chase") to act as the Trust's custodian with respect to the assets of certain Funds (the "Chase Portfolios") to be held outside of the United States of America, and the Trust may retain, pursuant to this agreement, the Custodian to act as the Fund's custodian with respect to the assets of certain Funds (the "State Street Portfolios") to be held outside of the United States of America: and

         WHEREAS, the Trust intends that this Agreement be applicable to the MFS Conservative Allocation Fund, the MFS Moderate Allocation Fund, the MFS Aggressive Growth Allocation Fund, and the MFS Growth Allocation Fund as listed on Exhibit A, together with any other series established by the Trust and made subject to this Agreement in accordance with Section 15, to be referred to herein as the "Fund(s)";

         NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

SECTION 1. DEFINITIONS

"1940 ACT" means the Investment Company Act of 1940, as amended.

A "BEARER SECURITY" means a security which is not registered on the books of the owner and which is payable, therefore, to the holder.

"BOARD" means the Board of Trustees of the Trust.
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"CERTIFIED RESOLUTION" means a resolution of the Board signed by an officer of a
Trust and certified by the Secretary or an Assistant Secretary thereof.

"COUNTRY RISK" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment; economic and financial infrastructure (including any Eligible Securities Depositories operating in the country); prevailing or developing custody and settlement practices; and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

"DIRECT PAPER" means commercial paper of an issuer for which State Street Bank and Trust Company acts as issuing and paying agent.

"DIRECT PAPER SYSTEM" means the Direct Paper system of State Street Bank and Trust Company.

"DIRECT PAPER SYSTEM ACCOUNT" is the Custodian's Direct Paper System account.

"DOMESTIC SECURITIES" means the securities a Fund desires to be held within the United States.

"ELIGIBLE FOREIGN CUSTODIAN" has the meaning set forth in section (a)(1) of Rule 17f-5 of the 1940 Act, as amended; the term does not include any Eligible Securities Depository.

"ELIGIBLE SECURITIES DEPOSITORY" has the meaning set forth in Section (b)(1) of Rule 17f-7 of the 1940 Act.

"EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

"FOREIGN ASSETS" means any of the State Street Portfolios' investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the State Street Portfolios' transactions in such investments.

"FOREIGN CUSTODY MANAGER" has the meaning set forth in section (a)(3) of Rule 17f-5, as amended.

"FOREIGN SECURITIES" means those securities a Fund desires to be held outside the United States which are (i) not held by the Chase Portfolios, and (ii) described with greater particularity in Section 4 hereof.

"FOREIGN SECURITIES SYSTEM" means an Eligible Securities Depository listed on Schedule B hereto.
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"FOREIGN SUB-CUSTODIAN" means a foreign banking institution serving as an
Eligible Foreign Custodian designated in Schedule A hereto.

"INSTITUTIONAL CLIENTS" means U.S. registered investment companies, or major, U.S.-based commercial banks, insurance companies, pension funds or substantially similar financial institutions which as a part of their ordinary business operations, purchase or sell securities and make use of non-U.S. custodial services.

"NASD" means The National Association of Securities Dealers, Inc.

"FUND ACCOUNT(S)" means a bank account or accounts in the United States in the name of each Fund of the Trust.

"PROSPECTUS" means the current prospectus and statement of additional information of the Trust related to the Funds.

A "REGISTERED SECURITY" means a security, the ownership of which is reflected on the books of the issuer maintained for such purpose.

"SEC" means the United States Securities and Exchange Commission.

"SHARES" means new or treasury shares of beneficial interest into which the beneficial interest shall be divided from time to time of each Fund representing interests in the Funds.

"TRANSFER AGENT" means the transfer agent for a Fund.

"UNITED STATES" or "U.S." means the United States of America.

"U.S. SECURITIES SYSTEM" means a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury.

"U.S. SECURITIES SYSTEM ACCOUNT" means an account of the Custodian in the U.S. Securities System.

SECTION 2. EMPLOYMENT OF CUSTODIAN AND PROPERTY TO BE HELD BY IT

         The Trust hereby employs the Custodian as the custodian of certain of the assets of the Funds, including Domestic Securities and Foreign Securities(except those Foreign Securities held by Chase). Each Fund agrees to deliver or cause to be delivered to the Custodian all Domestic Securities, Foreign Securities and cash owned by it from time to time, and all payments of income, payments of principal or capital distributions received by it with respect to securities held by the Custodian
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hereunder, and the cash consideration received by it for such Shares as may be issued or sold from time to time. The Custodian shall not be responsible for any property of any Fund held or received by such Fund not delivered to the Custodian. With respect to uncertificated shares (the "Underlying Shares") of registered investment companies in the same "group of investment companies" (as defined in Section 12(d)(1)(G) of the 1940 Act) as the Trust (the "Underlying Funds"), the maintenance of Custodian records that identify the Underlying Shares as being recorded in the Custodian's name on behalf of the Funds will be deemed custody for purposes hereof.

         Upon receipt of "PROPER INSTRUCTIONS" (as such term is defined in Section 7 hereof), the Custodian shall on behalf of the applicable Fund(s) from time to time employ one or more sub-custodians located in the United States, provided that the Custodian shall have no more or less responsibility or liability to the applicable Fund on account of any actions or omissions of any sub-custodian so employed than any such sub-custodian has to the Custodian. The Custodian may employ as sub-custodian for a Fund's Foreign Securities on behalf of the State Street Fund(s) the Eligible Foreign Custodians and Eligible Securities Depositories designated in Schedules A and B hereto but only in accordance with the applicable provisions of Sections 4 and 5 hereof.

SECTION 3. DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE FUNDS HELD
           BY THE CUSTODIAN IN THE UNITED STATES

         SECTION 3.1 HOLDING SECURITIES. The Custodian shall hold and segregate for the account of each Fund all non-cash property to be held by it in the United States, including all Domestic Securities owned by such Fund other than
(a) securities which are maintained pursuant to Section 3.9 in a U.S. Securities System, (b) Direct Paper which is deposited and/or maintained in the Direct Paper System pursuant to Section 3.10, and (c) the Underlying Shares owned by the Fund which are maintained pursuant to Section 3.8A in an account with MFS Service Center, Inc., or such other entity which may from time to time act as a transfer agent for the Underlying Funds and with respect to which the Custodian is provided with Proper Instructions (the "MFSC Transfer Agent"). The Custodian shall maintain records of all receipts, deliveries and locations of such securities, together with a current inventory thereof.

         SECTION 3.2 DELIVERY OF SECURITIES. The Custodian shall release and deliver Domestic Securities owned by a Fund held by the Custodian, in a U.S. Securities System account of the Custodian, in the Direct Paper System Account, or in an account at the MFSC Transfer Agent only upon receipt of Proper Instructions on behalf of the applicable Fund, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

         1) Upon sale of such securities for the account of the Fund and receipt of payment therefor;
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         2)       Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Fund;

         3) In the case of a sale effected through a U.S. Securities System, in accordance with the provisions of Section 3.9 hereof;

         4) To the depository agent in connection with tender or other similar offers for securities of the Fund;

         5) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

         6) To the issuer thereof, or its agent, for transfer into the name of the Fund or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to Section 3.8 or into the name or nominee name of any sub-custodian appointed pursuant to Section 2; or for exchange for a different number of securities, certificates or other evidence representing the same aggregate face amount or number of units; PROVIDED that, in any such case, the new securities are to be delivered to the Custodian;

         7) Upon the sale of such securities for the account of the Fund, to the broker or its clearing agent, against a receipt, for examination in accordance with "street delivery" custom; provided that the Custodian shall have taken reasonable steps to ensure prompt collection of the payment for, or the return of, such securities by the broker or its clearing agent; and provided, further, that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian's own negligence or willful misconduct;

         8) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

         9) In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or
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                  the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

         10) For delivery in connection with any loans of securities made by a Fund, BUT only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Trust on behalf of a Fund, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities or an irrevocable letter of credit, except that in connection with any loans for which collateral is to be credited to the Custodian's account in the book-entry system authorized by the U.S. Department of the Treasury, the Custodian will not be held liable or responsible for the delivery of securities owned by the Fund prior to the receipt of such collateral;

         11) For delivery as security in connection with any borrowing by the Trust on behalf of a Fund requiring a pledge of assets by the Trust on behalf of a Fund, BUT ONLY against receipt of amounts borrowed;

         12) For delivery in accordance with the provisions of any agreement among the Trust on behalf of a Fund, the Custodian and a broker-dealer registered under the Exchange Act and a member of NASD, relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund;

         13) For delivery in accordance with the provisions of any agreement among the Trust on behalf of a Fund, the Custodian, and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any Contract Market, or any similar organization or organizations, regarding account deposits in connection with transactions by a Fund;

         14) Upon receipt of instructions from the Transfer Agent for delivery to such Transfer Agent or to the holders of Shares in connection with distributions in kind, as may be described from time to time in the Prospectus, in satisfaction of requests by holders of Shares for repurchase or redemption or in liquidation of Fund assets;

         15) In the case of a sale processed through the MFSC Transfer Agent for Underlying Shares, in accordance with Section 3.8A hereof; and
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         16)      For any other purpose, but only upon receipt of Proper
                  Instructions from the Trust on behalf of the applicable Fund specifying the securities to be delivered and the person or persons to whom such delivery shall be made.

         SECTION 3.3 REGISTRATION OF SECURITIES. Domestic Securities held by the Custodian (other than bearer securities) shall be registered in the name of the Fund or in the name of any nominee of the Trust on behalf of a Fund or of any nominee of the Custodian which nominee shall be assigned exclusively to the Fund, UNLESS the Trust has authorized by Proper Instructions the appointment of a nominee to be used in common with other registered investment companies having the same investment adviser as a Fund, or in the name or nominee name of any agent appointed pursuant to Section 3.8 or in the name or nominee name of any sub-custodian appointed pursuant to Section 2. All securities accepted by the Custodian on behalf of the Fund under the terms of this Agreement shall be in "street name" or other good delivery form. If, however, the Custodian is instructed by the Trust in writing to maintain securities in "street name", the Custodian shall utilize its best efforts only to timely collect income due the Fund on such securities and to notify the Trust on a best efforts basis only of corporate actions applying to such securities, including, without limitation, pendency of calls, maturities, tender or exchange offers.

         SECTION 3.4 BANK ACCOUNTS. The Custodian shall open and maintain a separate Fund Account or Accounts in the United States in the name of each Fund of the Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Fund, other than cash maintained by the Fund in a bank account established and used in accordance with Rule 17f-3 under the 1940 Act. Monies held by the Custodian for a Fund may be deposited by it to its credit as Custodian in the Banking Department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the 1940 Act. Such monies shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

         SECTION 3.5 COLLECTION OF INCOME. Subject to the provisions of Section 3.3, the Custodian shall collect and deposit in the Fund's Account on a timely basis all income and other payments with respect to registered Domestic Securities held hereunder to which each Fund shall be entitled either by law or pursuant to custom in the securities business, and shall collect and deposit in the Fund's Account on a timely basis all income and other payments with respect to bearer Domestic Securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent thereof and shall credit such income, as collected, to such Fund's Account. Without limiting the generality of the foregoing, the Custodian shall detach and
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present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest and other payments when due on securities held hereunder. Income due each Fund on securities loaned pursuant to the provisions of Section 3.2 (10) hereof shall be the responsibility of the Fund; the Custodian, in its capacity as Custodian, will have no duty or responsibility in connection therewith, other than to provide the Fund with such information or data as may be necessary to assist the Fund in arranging for the timely delivery to the Custodian of the income to which the Fund is properly entitled.

         SECTION 3.6 PAYMENT OF FUND MONIES. Upon receipt of Proper Instructions on behalf of the applicable Fund, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out monies of a Fund in the following cases only:

         1) Upon the purchase of Domestic Securities, options, futures contracts or options on futures contracts for the account of the Fund but only (a) against the delivery of such securities or evidence of title to such options, futures contracts or options on futures contracts to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the 1940 Act to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of the Fund or in the name of a nominee of the Custodian referred to in
                  Section 3.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a U.S. Securities System, in accordance with the conditions set forth in Section 3.9 hereof; (c) in the case of a purchase of Underlying Shares, in accordance with the conditions set forth in Section 3.8A hereof, (d) in the case of a purchase involving the Direct Paper System, in accordance with the conditions set forth in
                  Section 3.10; or (e) in the case of repurchase agreements entered into between the Trust on behalf of a Fund and the Custodian, or another bank, or a broker-dealer which is a member of NASD, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the Fund of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Fund;

         2) In connection with conversion, exchange or surrender of securities owned by the Fund as set forth in Section 3.2 hereof;

         3) Upon the purchase of Domestic Securities and prior to receipt of such securities, but only as set forth in written Proper Instructions, provided that such Proper Instructions shall also set forth (i) the purpose for
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                  which such payment is made, and (ii) the person(s) to whom such payment is made;

         4) For the redemption or repurchase of Shares issued as set forth in Section 6 hereof;

         5) For the payment of any expense or liability incurred by the Fund, including but not limited to the following payments for the account of the Fund: interest, taxes, management, distribution, auditing, administration, accounting, transfer agent and legal fees, and operating expenses of the Fund whether or not such expenses are to be in whole or part capitalized, accrued or treated as deferred expenses;

         6) For the payment of any dividends on Shares declared pursuant to the governing documents of the Fund;

         7) For payment of the amount of dividends received in respect of securities sold short;

         8) In connection with trading in options and futures contracts, including delivery as original margin and variation margin;

         9)       In connection with the borrowing or lending of Domestic
                  Securities;

         10) For any other purpose, but only upon receipt of Proper Instructions from the Trust on behalf of a Fund specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

         SECTION 3.7 LIABILITY FOR PAYMENT IN ADVANCE OF RECEIPT OF SECURITIES PURCHASED. In any and every case where payment for purchase of Domestic Securities for the account of a Fund is made by the Custodian in advance of receipt of the securities purchased in the absence of Proper Instructions from the Fund on behalf of such Fund to so pay in advance, the Custodian shall be absolutely liable to the Fund for such securities to the same extent as if the securities had been received by the Custodian except that in the case of repurchase agreements entered into by the Trust on behalf of a Fund with a bank which is a member of the Federal Reserve System, the Custodian may transfer funds to the account of such bank prior to the receipt of written evidence that the securities subject to such repurchase agreement have been transferred by book-entry into a segregated non-proprietary account of the Custodian maintained with the Federal Reserve Bank of Boston or of the safekeeping receipt, provided that such securities have in fact been so transferred by book-entry.

         SECTION 3.8 APPOINTMENT OF AGENTS. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company
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which is itself qualified under the 1940 Act to act as a custodian, as its agent to carry out such of the provisions of this Section 3 as the Custodian may from time to time direct; PROVIDED, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder and the Custodian shall be liable for the acts or omissions of such agents to the same extent as if such acts or omissions were performed by the Custodian itself. The MFSC Transfer Agent shall not be deemed an agent or subcustodian of the Custodian for the purposes of this Section 3.8 or any other provision of this Agreement.

         SECTION 3.8A DEPOSIT OF FUND ASSETS WITH THE MFSC TRANSFER AGENT. Underlying Shares shall be deposited and/or maintained in an account or accounts maintained with the MFSC Transfer Agent. The MFSC Transfer Agent shall be deemed to be acting as if it is a "securities depository" for purposes of Rule 17f-4 under the 1940 Act. The Trust hereby directs the Custodian to deposit and/or maintain such securities with the MFSC Transfer Agent, subject to the following provisions:

         1) The Custodian shall keep Underlying Shares owned by a Fund with the MFSC Transfer Agent provided that such securities are maintained in a separate account or accounts on the books and records of the MFSC Transfer Agent in the name of the Custodian as custodian for the Fund.

         2) The records of the Custodian with respect to the Underlying Shares which are maintained with the MFSC Transfer Agent shall identify by book-entry those Underlying Shares belonging to each Fund.

         3) The Custodian shall pay for Underlying Shares purchased for the account of a Fund upon (i) a determination by the Custodian that such Underlying Shares have been purchased and will be transferred to the account of the Custodian, on behalf of the Fund, on the books and records of the MFSC Transfer Agent, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Fund. The Trust acknowledges that the Custodian will only pay for underlying Shares under this Section on the basis of standing or periodic Proper Instructions. The Custodian shall receive confirmation from the MFSC Transfer Agent of the purchase of such securities and the transfer of such securities to the Custodian's account with the MFSC Transfer Agent only after such payment is made. The Custodian shall transfer Underlying Securities redeemed for the account of a Fund (i) upon a determination by the Custodian that such securities have been redeemed and that payment for such securities will be transferred to the Custodian, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Fund. The Custodian will receive confirmation from the MFSC Transfer Agent of the redemption of such securities and payment therefor only
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                  after such securities are redeemed. Copies of all trade
                  summary sheets from the Custodian reflecting purchases and sales of Underlying Shares for the account of the Fund shall identify the Fund, be maintained for the Fund by the Custodian, and shall be provided upon request to the Trust on behalf of the Funds, together with any daily or other periodic transaction sheets reflecting each day's transactions for a Fund as reflected on the books and records of the MFSC Transfer Agent. The Custodian shall deliver to the Trust such reports on its system of internal accounting controls as the Trust may from time to time request.

         4) The Custodian shall not be liable to the Trust or any Fund for any loss or damage to the Trust or any Fund resulting from maintenance of Underlying Shares with the MFSC Transfer Agent except for losses resulting directly from the negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees.

SECTION 3.9 DEPOSIT OF FUND ASSETS IN U.S. SECURITIES SYSTEMS. The Custodian may deposit and/or maintain securities owned by a Fund in a U.S. Securities System in accordance with applicable Federal Reserve Board and SEC rules and regulations, if any, and subject to the following provisions:

         1) The Custodian may keep securities of a Fund in a U.S. Securities System provided that such securities are credited to a U.S. Securities System Account, which account shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

         2) The records of the Custodian with respect to securities of a Fund which are maintained in a U.S. Securities System shall identify by book-entry those securities belonging to the Fund;

         3) The Custodian shall pay for securities purchased for the account of a Fund upon (i) receipt of advice from the U.S. Securities System that such securities have been transferred to the U.S. Securities System Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of a Fund. The Custodian shall transfer securities sold for the account of a Fund upon
                  (i) receipt of advice from the U.S. Securities System that payment for such securities has been transferred to the U.S. Securities System Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Fund. Copies of all advices from the U.S. Securities System of transfers of securities for the account of a Fund shall identify the Fund, be maintained for the Fund by the Custodian and be provided to the Fund at its request. Upon request, the
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                  Custodian shall furnish the Trust on behalf of the Funds
                  confirmation of each transfer to or from the account of a Fund in the form of a written advice or notice, and shall, on the next succeeding business day, furnish to the Trust on behalf of the Funds copies of daily transaction sheets reflecting each day's transactions in the U.S. Securities System for the account of the Funds;

         4) The Custodian shall provide the Trust, upon request, with any report obtained by the Custodian on the U.S. Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the U.S. Securities System;

         5)       The Custodian shall not act on behalf of a Fund under this
                  Section 3.9 in the absence of a certificate of the Fund's Secretary or Assistant Secretary indicating the Board's approval of the initial use of a particular Securities System by such Fund; and

         6) Notwithstanding any provision in this Agreement to the contrary, the Custodian shall be liable to the Trust for the benefit of the Funds for any loss or damage to the Funds resulting from use of the U.S. Securities System by reason of any negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees or from failure of the Custodian or any such agent to enforce effectively such rights as it may have against the U.S. Securities System; at the election of the Trust, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the U.S. Securities System or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that a Fund has not been made whole for any such loss or damage.

         SECTION 3.10 FUND ASSETS HELD IN THE CUSTODIAN'S DIRECT PAPER SYSTEM. The Custodian may deposit and/or maintain securities owned by a Fund in the Direct Paper System subject to the following provisions:

         1) No transaction relating to securities in the Direct Paper System will be effected in the absence of Proper Instructions from the Trust on behalf of a Fund;

         2) The Custodian may keep securities of a Fund in the Direct Paper System only if such securities are credited to the Direct Paper System Account, which account shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;
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         3)       The records of the Custodian with respect to securities of a
                  Fund which are maintained in the Direct Paper System shall identify by book-entry those securities belonging to the Fund;

         4) The Custodian shall pay for securities purchased for the account of a Fund upon the making of an entry on the records of the Custodian to reflect such payment and transfer of securities to the account of such Fund. The Custodian shall transfer securities sold for the account of the Fund upon the making of an entry on the records of the Custodian to reflect such transfer and receipt of payment for the account of the Fund;

         5) The Custodian shall furnish the Trust, upon request, on behalf of the Funds confirmation of each transfer to or from the account of the Funds, in the form of a written advice or notice, of Direct Paper on the next business day following such transfer and shall, on the next succeeding business day, furnish to the Trust on behalf of the Funds copies of daily transaction sheets reflecting each day's transaction in the Direct Paper System for the account of the Funds;

         6) The Custodian shall provide the Trust on behalf of the Funds with any report on its system of internal accounting control as the Trust may reasonably request from time to time; and

         7)       The Custodian shall not with respect to a Fund act under this
                  Section 3.10 in the absence of receipt of an initial certificate of the Fund's Secretary or an Assistant Secretary that the Board has approved the initial use of the Direct Paper System for such Fund.

         SECTION 3.11 SEGREGATED ACCOUNT. The Custodian shall upon receipt of Proper Instructions on behalf of each applicable Fund establish and maintain a segregated account or accounts for and on behalf of each such Fund, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Sections 3.9 and 3.10 hereof, (i) in accordance with the provisions of any agreement among the Trust on behalf of a Fund, the Custodian and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by a Fund, (ii) for purposes of segregating liquid assets as permitted by the SEC in connection with options purchased, sold or written by a Fund or commodity futures contracts or options thereon purchased or sold by the

Fund, (iii) for the purposes of compliance by the Fund with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the SEC relating to the maintenance of segregated accounts by registered investment companies and (iv) for any other purpose, but only in accordance with Proper Instructions from the Trust on behalf of the applicable Fund.

         SECTION 3.12 OWNERSHIP CERTIFICATES FOR TAX PURPOSES. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to domestic securities of each Fund held by it and in connection with transfers of securities.

         SECTION 3.13 PROXIES. The Custodian shall, with respect to the Domestic Securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Fund or a nominee of the Fund, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Fund such proxies, all proxy soliciting materials and all notices relating to such securities received by the Custodian from, among other sources, publications and reporting services routinely used by the Custodian for that purpose. The Custodian shall not execute any such proxy to vote thereon, or take any other action with respect thereto, except as directed pursuant to Proper Instructions.

         SECTION 3.14 COMMUNICATIONS RELATING TO FUND SECURITIES. Subject to the provisions of Section 3.3, the Custodian shall transmit promptly to the Trust for each Fund written information with respect to materials received by the Custodian (including, without limitation, class action notices, pendency of calls and maturities of Domestic Securities and expirations of rights in connection therewith) from issuers of the securities being held for the account of the Fund or from publications or reporting services routinely used by the Custodian for that purpose and, with respect to tender or exchange offers, from issuers of the securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If the Fund desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Fund shall notify the Custodian by Proper Instructions prior to the deadline established by the Custodian in its reasonable discretion for receipt of such instructions and communicated to the Fund. Upon receipt of such Proper Instructions, the Custodian shall execute all tender offers, exchange offers or other similar transactions, PROVIDED that (i) the Custodian is in actual possession of such securities, (ii) the Custodian receives Proper Instructions with regard to the exercise of any tender, exchange or other similar transaction, and both (i) and (ii) occur prior to the deadline established by the Custodian and communicated to the Fund. If the Fund fails to provide the Custodian with timely instructions with respect to any tender offer, exchange offer or any other similar transaction, the Custodian shall take no action in relation to that transaction, except as otherwise agreed in writing by the Custodian and the Fund or as may be set forth by the Custodian as a default action with respect to that transaction.

SECTION 4. THE CUSTODIAN AS FOREIGN CUSTODY MANAGER OF THE STATE STREET
           PORTFOLIOS

         SECTION 4.1 DELEGATION TO THE CUSTODIAN AS FOREIGN CUSTODY MANAGER. The Trust, by resolution adopted by the Board, hereby delegates to the Custodian with respect to the State Street Portfolios, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Section 4 with respect to Foreign Assets of the State Street Portfolios held outside the United States, and the Custodian hereby accepts such delegation, as Foreign Custody Manager with respect to the State Street Portfolios.

         SECTION 4.2 COUNTRIES COVERED. The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the State Street Portfolios, and only with respect to the countries and custody arrangements for each such country listed from time to time on Schedule A to this Agreement, which list of countries may be amended from time to time by the Fund with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of the State Street Portfolios, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedule A in accordance with Section 4.6 hereof.

         Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by the Fund on behalf of the State Street Portfolios of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board on behalf of the State Street Portfolios responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of a State Street Portfolio with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board on behalf of the State Street Portfolios to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager of the State Street Portfolios with respect to that country.

         The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund. Sixty days (or such longer period as the parties may agree to in writing reasonably and in good faith) after receipt of any such notice by the Fund, the Custodian shall have no further responsibility as Foreign Custody Manager to the Fund (or any portfolio thereof) with respect to the country as to which the Custodian's acceptance of delegation is withdrawn.

         SECTION 4.3 SCOPE OF DELEGATED RESPONSIBILITIES.

         4.3.1. SELECTION OF ELIGIBLE FOREIGN CUSTODIANS. Subject to the provisions of this Section 4, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation, the factors specified in Rule 17f-5(c)(1).

         4.3.2. CONTRACTS WITH ELIGIBLE FOREIGN CUSTODIANS. The Foreign Custody Manager shall determine that the written contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

         4.3.3. MONITORING. In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the performance under the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian. In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board in accordance with Section 4.6 hereunder.

         SECTION 4.4 GUIDELINES FOR THE EXERCISE OF DELEGATED AUTHORITY. For purposes of this Section 4, the Board shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the State Street Portfolios.

         SECTION 4.5 STANDARD OF CARE AS FOREIGN CUSTODY MANAGER OF THE STATE STREET PORTFOLIOS. In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

         SECTION 4.6 REPORTING REQUIREMENTS. The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board amended Schedule A at the end of the calendar quarter in which an amendment to such Schedule has occurred. The Foreign Custody Manager shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the State Street Portfolios described in this Section 4 (including without limitation a change which may, in the Foreign Custody Manager's reasonable belief, cause the Eligible Foreign Custodian to no longer meet the requirements of Rule 17f-5) reasonably promptly following the occurrence of the material change.

         SECTION 4.7 REPRESENTATIONS WITH RESPECT TO RULE 17f-5. The Foreign Custody Manager represents to the Fund that it is a U.S. Bank as defined in section (a)(7) of Rule 17f-5. The Fund represents to the Custodian that the Board has determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Agreement to the Custodian as the Foreign Custody Manager of the State Street Portfolios.

         SECTION 4.8 EFFECTIVE DATE AND TERMINATION OF THE CUSTODIAN AS FOREIGN CUSTODY MANAGER. The Board's delegation to the Custodian as Foreign Custody Manager of the State Street Portfolios shall be effective as of the date of execution of this Agreement and shall remain in effect until terminated with respect to any Fund (or any portfolio thereof) at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective sixty (60) days after receipt by the non-terminating party of such notice or, in the case of termination by the Foreign Custody Manager, such longer period as the parties may agree to in writing reasonably and in good faith. The provisions of Section 4.2 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the State Street Portfolios with respect to designated countries.

         SECTION 4.9 ELIGIBLE SECURITIES DEPOSITORIES.

                  4.9.1 ANALYSIS AND MONITORING. The Custodian shall (a) provide the Fund (or its duly-authorized investment manager or investment advisor) with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B hereto in accordance with section (a)(1)(i)(A) of Rule 17f-7, and (b) monitor such risks on a continuing basis, and promptly notify the

Fund (or its duly-authorized investment manager or investment advisor) of any material change in such risks, in accordance with section (a)(1)(i)(B) of Rule 17f-7.

                  4.9.2 STANDARD OF CARE. The Custodian agrees to exercise reasonable care, prudence and diligence in performing the duties set forth in
Section 4.9.1.

SECTION 5. DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE STATE STREET
           PORTFOLIOS HELD OUTSIDE OF THE UNITED STATES

         SECTION 5.1 HOLDING SECURITIES. The Custodian shall identify on its books as belonging to the State Street Portfolios the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold Foreign Securities for all of its customers, including the State Street Portfolios, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, PROVIDED HOWEVER, that (i) the records of the Custodian with respect to Foreign Securities of the State Street Portfolios which are maintained in such account shall identify those securities as belonging to the State Street Portfolios and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

         SECTION 5.2 FOREIGN SECURITIES SYSTEMS. Foreign Securities shall be maintained in a Foreign Securities System in a designated country only through arrangements implemented by the Foreign Sub-Custodian or Sub-Custodians in such country pursuant to the terms of this Agreement.

         SECTION 5.3 TRANSACTIONS IN FOREIGN CUSTODY ACCOUNT.

         5.3.1. DELIVERY OF FOREIGN SECURITIES. The Custodian or a Foreign Sub-Custodian shall release and deliver Foreign Securities of the State Street Portfolios held by such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

         (1) upon the sale of such Foreign Securities for the State Street Portfolios in accordance with customary market practice generally accepted by Institutional Clients in the country where such foreign securities are held or traded, including, if applicable and without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System in accordance with the rules governing the operation of the Foreign Securities System;

         (2) in accordance with customary market practice generally accepted by Institutional Clients, in connection with any repurchase agreement related to Foreign Securities;

         (3) to the depository agent in connection with tender or other similar offers for Foreign Securities of the State Street Portfolios;

         (4) to the issuer thereof or its agent when such Foreign Securities are called, redeemed, retired or otherwise become payable provided that, in any such case, the cash or other consideration is to be delivered to a Foreign Sub-Custodian;

         (5) to the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of securities, certificates or other evidence representing the same aggregate face amount or number of units;

         (6) to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with customary market practice generally accepted by Institutional Clients; PROVIDED that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian's own negligence or willful misconduct;

         (7) for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

         (8) in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

         (9) for delivery as security in connection with any borrowing by the State Street Portfolios requiring a pledge of assets by such Portfolios;

         (10) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

         (11)     in connection with the lending of Foreign Securities;

         (12) upon receipt of instructions from the Transfer Agent for delivery to such Transfer Agent or to the holders of Shares in connection with distributions in kind, as may be described from time to time in the Prospectus, in satisfaction of requests by holders of Shares for repurchase or redemption or in liquidation of Fund assets; and

         (13) for any other purpose, but only upon receipt of Proper Instructions from the Trust on behalf of the applicable Fund specifying the securities to be delivered and the person or persons to whom such delivery shall be made.

         5.3.2. PAYMENT OF FUND MONIES. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of a State Street Portfolio in the following cases only:

         (1) upon the purchase of Foreign Securities for the State Street Portfolio in accordance with customary market practice generally accepted by Institutional Clients, including, if applicable and without limitation: (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such Foreign Securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

         (2) in connection with the conversion, exchange or surrender of Foreign Securities of the State Street Portfolio;

         (3) for the payment of any expense or liability of the State Street Portfolio, including but not limited to the following payments: interest, taxes, management, distribution, auditing, administration, accounting, transfer agency fees, fees under this Agreement, legal fees, accounting fees, and other operating expenses of the Fund whether or not such expenses are to be in whole or in part capitalized, accrued or treated as deferred expenses;

         (4) for the purchase or sale of foreign exchange or foreign exchange contracts for the State Street Portfolio, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

         (5) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

         (6)      in connection with the borrowing or lending of Foreign
                  Securities;

         (7) for the redemption or repurchase of shares issued as set forth in Section 6 hereof;

         (8) for the payment of any dividends on shares declared pursuant to the governing documents of the Fund;

         (9) for payment of the amount of dividends received in respect of securities sold short; and

         (10) for any other purpose, but only upon receipt of Proper Instructions from the Trust on behalf of a Fund specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

         5.3.3. MARKET CONDITIONS. Notwithstanding any provision of this Agreement to the contrary, settlement and payment for securities received for the account of each applicable State Street Portfolio and delivery of securities maintained for the account of each such applicable Fund may be effected in accordance with the customary securities trading or securities processing practices and procedures generally accepted by Institutional Clients, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer, but in all cases subject to the standard of care set forth in Section 14 hereof.

         The Custodian shall provide to the Board the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian, including without limitation information relating to Foreign Securities Systems, described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in the Board being provided with substantively less information than had been previously provided hereunder.

         SECTION 5.4 REGISTRATION OF FOREIGN SECURITIES. The Foreign Securities maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the applicable State Street Portfolio or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the Trust on behalf of such Fund agrees to hold any such nominee harmless from any liability as a holder of record of such Foreign Securities, absent such nominee's negligence or willful misconduct. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of a State Street Portfolio under the terms of this Agreement unless the form of such securities and the manner in which they are delivered are in accordance with customary market practice generally accepted by Institutional Clients.

         SECTION 5.5 BANK ACCOUNTS. The Custodian shall identify on its books as belonging to the Fund cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts opened and maintained outside the United States on behalf of a State Street Portfolio with a Foreign Sub-Custodian shall be subject only to draft or order by the Custodian or such Foreign Sub-Custodian, acting pursuant to the terms of this Agreement to hold cash received by or from or for the account of the State Street Portfolio.

         SECTION 5.6 COLLECTION OF INCOME. The Custodian shall use reasonable commercial efforts to timely collect all income and other payments with respect to the Foreign Assets held hereunder to which the State Street Portfolios shall be entitled and shall credit such income, as collected, to the applicable Fund. In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

         SECTION 5.7 SHAREHOLDER RIGHTS. With respect to the Foreign Securities held pursuant to this Agreement, the Custodian will use reasonable commercial efforts, to facilitate the exercise of voting and other shareholder rights, in those markets in which such services are offered by the Custodian (as identified from time to time by the Custodian to the Fund), subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued.

         SECTION 5.8 COMMUNICATIONS RELATING TO FOREIGN SECURITIES. The Custodian shall transmit promptly to the Fund written information with respect to materials received by the Custodian via the Foreign Sub-Custodians (including, without limitation, pendency of calls and maturities of Foreign Securities and expirations of rights in connection therewith) from issuers of the Foreign Securities being held for the account of the State Street Portfolios or from publications or reporting services routinely used by the Custodian or Sub-Custodian for that purpose and, with respect to tender or exchange offers, from issuers of the Foreign Securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. If the Fund desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Fund shall notify the Custodian by Proper Instructions prior to the deadline established by the Custodian in its reasonable discretion for receipt of such instructions and communicated to the Fund. Upon receipt of such Proper Instructions, the Custodian or the respective Sub-Custodian shall execute all tender offers, exchange offers or any other similar transaction, PROVIDED that (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such Foreign Securities or property,
(ii) the Custodian receives Proper Instructions with regard to the exercise of any tender, exchange or other similar transaction, and both (i) and (ii) occur prior to the deadline for receipt of Proper Instructions established by the Custodian and communicated to the Fund. If the Fund fails to provide the Custodian with timely instructions with respect to any tender offer, exchange offer or any other similar transaction, the Custodian shall take no action in relation to that transaction, except as otherwise agreed in writing by the Custodian and the Fund or as may be set forth by the Custodian as a default action with respect to that transaction.

         SECTION 5.9 LIABILITY OF FOREIGN SUB-CUSTODIANS. Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties and, to the extent possible, to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian's performance of such obligations. At the Fund's election, the State Street Portfolios shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the State Street Portfolios have not been made whole for any such loss, damage, cost, expense, liability or claim.

         SECTION 5.10 TAX RECLAIMS. Subject to the provisions of this section, the Custodian shall apply for a reduction of withholding tax and any refund of any tax paid or tax credits in respect of income payments on Fund assets that Custodian believes may be available. The provision of a tax reclamation service by the Custodian with respect to any Fund is conditional upon Custodian receiving from the Fund (or Trust on behalf of the Fund) (i) a declaration of its identity and place of residence and (ii) certain other documentation required for the Custodian to perform the reclamation service.

         The Custodian shall perform tax reclamation services only with respect to taxation levied by the revenue authorities of the countries advised by the Custodian to the Funds from time to time and may, by notification in writing, in its absolute discretion, supplement or amend the countries in which the tax reclamation services are offered. Other than as expressly provided in this section 5.10, Custodian shall have no responsibility with regard to a Fund's tax position or status in any jurisdiction.

         SECTION 5.11 ACCESS OF INDEPENDENT ACCOUNTANTS OF THE FUND. Upon request of a Fund, the Custodian will use its best efforts to arrange for the independent accountants of the Fund to be afforded access to the books and records of any Foreign Sub-Custodian insofar as such books and records relate to the performance of such Foreign Sub-Custodian under its agreement with the Custodian or to the securities or assets of a State Street Portfolio held by such Foreign Sub-Custodian.

         SECTION 5.12 REPORTS. The Custodian will supply to the Fund, from time to time, as mutually agreed upon, statements in respect of the securities and other assets of the State Street Portfolio(s) held by Foreign Sub-Custodians, including but not limited to an identification of entities having possession of the State Street Portfolio(s) securities and other assets and advices or notifications of any transfers of securities to or from each account maintained by a Foreign Sub-Custodian for the Custodian on behalf of the customers of the Custodian indicating, with respect to securities held for a State Street Portfolio, the entity having physical possession of such securities if such securities exist in physical form.

         SECTION 5.13 CONFLICT. If the Custodian is delegated the responsibilities of Foreign Custody Manager pursuant to the terms of Section 4 hereof, in the event of any conflict between the provisions of Sections 4 and 5 hereof, the provisions of Section 4 shall prevail.

SECTION 6. PAYMENTS FOR SALES AND FOR REPURCHASES OR REDEMPTIONS OF SHARES

         The Custodian shall receive from the distributor for the Shares or from the Transfer Agent, and deposit into the Fund's Account such consideration as is received therefrom for Shares of that Fund issued or sold from time to time by the Fund. The Custodian will provide timely notification to the Trust on behalf of each such Fund and the Transfer Agent of any receipt by it of consideration for Shares of such Fund.

         From such funds as may be available for the purpose, the Custodian shall, upon receipt of instructions from the Transfer Agent, make monies available for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of Shares, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire monies to or through a commercial bank designated by the redeeming shareholders. In connection with the redemption or repurchase of Shares, the Custodian shall honor checks drawn on the Custodian by a holder of Shares, which checks have been furnished by the Fund to the holder of Shares, when presented to the Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time between the Fund and the Custodian.

SECTION 7. PROPER INSTRUCTIONS

         Proper Instructions as used throughout this Agreement means (i) a tested telex, (ii) a written (including, without limitation, facsimile transmission) request, direction, instruction or certification signed or initialed by or on behalf of the Trust by one or more person or persons as the Board shall have from time to time authorized (each an "AUTHORIZED PERSON");
(iii) a telephonic or other oral communication by one or more Authorized Persons; or (iv) a communication effected directly between an electro-mechanical or electronic device or system (including, without limitation, computers) by or on behalf of the Trust by one or more Authorized Persons; provided, however, that communications of the types described in clauses (iii) and (iv) above purporting to be given by an Authorized Person shall be considered Proper Instructions only if the Custodian reasonably believes such communications to have been given by an Authorized Person with respect to the transaction involved. Proper Instructions in the form of oral communications shall be confirmed by the Trust by tested facsimile or in writing in the manner set forth in clause (ii) above; each such writing shall set forth the specific transaction or type of transaction involved, including a specific statement of the purpose for which such action is requested. For purposes of this Section, Proper Instructions shall include instructions received by the Custodian pursuant to any three-party agreement which requires a segregated asset account in accordance with Section 3.11 hereof.

SECTION 8. ACTIONS PERMITTED WITHOUT EXPRESS AUTHORITY

         The Custodian may in its discretion, without express authority from the Trust on behalf of each applicable Fund:

         1) make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Agreement, PROVIDED that (i) such payments will not be in excess of amounts agreed to in writing from time to time by the Custodian and the Trust, and (ii) all such payments shall be accounted for to the Trust on behalf of the Fund;

         2) surrender securities in temporary form for securities in definitive form;

         3) endorse for collection, in the name of the Fund, checks, drafts and other negotiable instruments received by the Custodian for the account of a Fund; and

         4) in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Funds except as otherwise directed by the Board.

SECTION 9. EVIDENCE OF AUTHORITY

         The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper reasonably believed by it to be genuine and to have been properly executed by or on behalf of the Trust. The Custodian may receive and accept a copy of a Certified Resolution as conclusive evidence (a) of the authority of any person to act in accordance with such resolution or (b) of any determination or of any action by the Board as described in such resolution, and such resolution may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

SECTION 10. DUTIES OF CUSTODIAN WITH RESPECT TO THE BOOKS OF ACCOUNT AND
            CALCULATION OF NET ASSET VALUE AND NET INCOME; TRADE ALLOCATION AND REBALANCING SERVICES

10.1 DUTIES WITH RESPECT TO BOOKS OF ACCOUNT AND CALCULATIONS OF NET ASSET VALUE. The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Board to keep the books of account of each Fund and/or compute the net asset value per Share of the outstanding Shares or, if directed in writing to do so by the Trust on behalf of the Funds, shall itself keep such books of account and/or compute such net asset value per Share. If so directed, the Custodian shall also calculate daily the net income of the Funds as described in the Prospectus and shall advise the Fund and the Transfer Agent daily of the total amounts of such net income and, if instructed in writing by an officer of the Trust to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components. The Trust acknowledges and agrees that, with respect to investments maintained with the MFSC Transfer Agent, the MFSC Transfer Agent is the primary source of information on the number of Underlying Shares of an Underlying Fund held by it on behalf of the Custodian in the name of a Fund and that the Custodian has the right to rely on holdings information furnished by the MFSC Transfer Agent to the Custodian in performing its duties under this Agreement including, without limitation, the duties set forth in this Section 10 and in Section11 hereof. [reporting of discrepancies moved to Sec 10.2(4) - remainder stricken after Tuesday discussion with MFS - State Street not receiving confirms] The calculations of the net asset value per Share and the daily income of each Fund shall be made at the time or times described from time to time in the Prospectus

10.2 TRADE ALLOCATION SERVICES.

         1) The Trust periodically shall direct the Custodian, through Proper Instructions, to allocate purchase and/or redemption orders for Underlying Shares (referred to as "Underlying Share Trades") to the MFSC Transfer Agent based on the target percentages specified on Exhibit B hereto, as such Exhibit may be amended from time to time (the "Target Percentages").

         2) The Custodian shall be responsible for monitoring capital stock activity (which for these purposes means capital stock activity for each Fund reflected on the distribution of cash page on DST's TA 2000 Report, or other similar report) for the Funds and for calculating the Underlying Share Trades in accordance with the Target Percentages. The Custodian shall by 2:00 p.m. Eastern Time on the day following any capital stock activity for a Fund (the "Trade Date"), advise the Trust and MFSC Transfer Agent of the character (e.g., buy/sell) and amount of Underlying Share Trades that will be placed for shares of the Underlying Funds, and shall place the Underlying Share Trades through the NSCC Fund/SERV System prior to 6:00 a.m. Eastern Time on the day following the Trade Date, and will provide confirmation of the Underlying Share Trades placed with the MFSC Transfer Agent to the Trust by 9:30 a.m. Eastern Time the day following the Trade Date. The Custodian will identify and rectify any failed or rejected Underlying Share Trades by 11:00 a.m. Eastern Time the day following the Trade Date. The Custodian and the MFSC Transfer Agent shall settle the Underlying Share Trades pursuant to, and in accordance with, NSCC rules and procedures.

         3) The MFSC Transfer Agent represents and warrants to the Custodian that the MFSC Transfer Agent is authorized by the Underlying Funds to accept Underlying Share Trades for purchases and/or redemptions of Underlying Fund Shares. Subject to the Custodian's compliance with the procedures detailed in Section 10.2(2) above, the Custodian will be considered a limited agent of the MFSC Transfer Agent for purposes of accepting standing and periodic instructions from the Trust for Underlying Share Trades, and the MFS Transfer Agent acknowledges that the price for any Underlying Share Trades received from the Custodian shall be the Underlying Funds' closing prices (which shall be their net asset values calculated in the manner set forth in the Underlying Funds' then current registration statements) as of the Trade Date.

         4) The Custodian will reconcile Underlying Fund Share balances held on behalf of the Funds with the books and records maintained by the MFSC Transfer Agent, and will confirm on a daily basis that the Funds' holdings of Underlying Shares correspond to the holdings reflected in the Underlying Funds' accounts maintained by the MFSC Transfer Agent on DST. The Custodian shall deliver such reports on the results of its reconciliations in the form and manner as the Trust may from time to time reasonably request. The Custodian shall report promptly any discrepancies to the MFSC Transfer Agent. The Custodian shall cooperate with the Trust's auditors in connection with the auditors' periodic audits, attestations or reviews of the assets contained in the Funds' accounts.

         5) The Custodian acknowledges that the Trust also may from time to time, through Proper Instructions, direct the Custodian to place Underlying Share Trades in order to rebalance the Underlying Funds to their Target Percentages, or for any other reason the Trust deems necessary or advisable. The Trust acknowledges that instructions for such trades must be received by the Custodian by 12:00 noon Eastern Time in order for the Custodian to place such trades in a manner that will result in the trades being effected at that day's closing price for the Underlying Funds.

10.3 REBALANCING SERVICES. The Trust may direct the Custodian, through Proper Instructions received by the Custodian at least one (1) business day prior to date of calculation, to calculate the percentage of each Underlying Fund held in the Trust and its Funds and to rebalance each Fund's holdings of the Underlying Shares to their target percentages. The parties agree that the Custodian will complete the calculation and rebalancing within five (5) business days after the requested calculation date. If the Custodian's calculation shows that the percentage of any Underlying Shares in the Underlying Fund either exceeds or falls below its Target Percentage, the Custodian is hereby directed, without further Proper Instruction, to rebalance the Trust by placing Underlying Share Trades in an amount sufficient to return the percentage of each Underlying Fund to its Target Percentage, or as close thereto as practicable. The Trust acknowledges and agrees that the Custodian's rebalancing may not produce the exact percentages specified on Exhibit B due to the effects of rounding and trading in whole units of the assets.

SECTION 11. RECORDS

         The Custodian shall with respect to each Fund create and maintain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of the Trust under the 1940 Act, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder. The Custodian shall keep such other books and records of each Fund as the Trust and the Custodian may agree from time to time. All such records shall be the property of the Trust and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Trust (including without limitation its independent certified public accountants) and employees and agents of the SEC. The Custodian shall, at the Trust's request, supply the Trust with a tabulation of securities owned by each Fund and held by the Custodian and shall, when requested to do so by the Trust and for such compensation as shall be agreed upon between the Trust and the Custodian, include certificate numbers in such tabulations.

SECTION 12. OPINION OF TRUST'S INDEPENDENT ACCOUNTANT

         The Custodian shall take all reasonable action, as the Trust on behalf of each applicable Fund may from time to time request, to obtain from year to year favorable opinions from the Trust's independent accountants with respect to its activities hereunder in connection with the preparation of the Trust's applicable registration statement or amendments thereto, and Form N-SAR or other annual reports to the SEC and with respect to any other requirements thereof.

SECTION 13. REPORTS TO TRUST BY INDEPENDENT PUBLIC ACCOUNTANTS

         The Custodian shall provide the Trust, on behalf of each of the Funds at such times as the Trust may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a U.S. Securities System or a Foreign Securities System, relating to the services provided by the Custodian under this Agreement; such reports, shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Trust to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

SECTION 14. RESPONSIBILITY OF CUSTODIAN

         The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Agreement and shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received or delivered by it hereunder if it has exercised such reasonable care, but shall be indemnified and held harmless by the Trust from and against any and all costs, reasonable expenses, claims, losses, damages, charges, reasonable counsel fees, payments and liabilities which may be asserted against the Custodian and shall be without liability to the Trust on behalf of the Funds (i) in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and signed by the proper party or parties, including any futures commission merchant acting pursuant to the terms of a three-party futures or options agreement, (ii) for any action taken or omitted by it in good faith without negligence and (iii) except as may arise from the negligence or willful misconduct of the Custodian or a subcustodian or agent appointed by the Custodian, (a) in acting in accordance with any Proper Instruction, or (b) for any acts and omissions of the MFSC Transfer Agent. It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Trust) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. The Custodian shall be without liability to the Trust and the Funds for any loss, liability, claim or expense resulting from or caused by anything which is part of Country Risk, including without limitation nationalization, expropriation, currency restrictions, or acts of war, revolution, riots or terrorism.

         Except as may arise from the Custodian's own negligence or willful misconduct or the negligence or willful misconduct of a sub-custodian or agent, the Custodian shall be without liability to the Trust for any loss, liability, claim or expense resulting from or caused by; (i) events or circumstances beyond the reasonable control of the

Custodian or any sub-custodian or Securities System or any agent or nominee of any of the foregoing, including, without limitation, the interruption, suspension or restriction of trading on or the closure of any securities market, power or other mechanical or technological failures or interruptions, computer viruses or communications disruptions, work stoppages, natural disasters, or other similar events or acts; (ii) errors by the Trust or the Investment Advisor in their instructions to the Custodian provided such instructions have been in accordance with this Agreement; (iii) the insolvency of or acts or omissions by a Securities System; (iv) any delay or failure of any broker, agent or intermediary, central bank or other commercially prevalent payment or clearing system to deliver to the Custodian's sub-custodian or agent securities purchased or in the remittance or payment made in connection with securities sold; (v) any delay or failure of any company, corporation, or other body in charge of registering or transferring securities in the name of the Custodian, the Trust on behalf of the Funds, the Custodian's sub-custodians, nominees or agents or any consequential losses arising out of such delay or failure to transfer such securities including non-receipt of bonus, dividends and rights and other accretions or benefits; (vi) delays or inability to perform its duties due to any disorder in market infrastructure with respect to any particular security or Securities System; and (vii) any change to provision of any present or future law or regulation or order of the United States of America, or any state thereof, or any other country, or political subdivision thereof or of any court of competent jurisdiction.

         The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian (as defined in Section 5 hereof) to the same extent as set forth with respect to sub-custodians generally in this Agreement.

         If the Trust on behalf of a Fund requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Trust or a Fund being liable for the payment of money or incurring liability of some other form, the Trust on behalf of the Fund, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

         If a Fund requires the Custodian, its affiliates, subsidiaries or agents, to advance cash or securities for any purpose (including but not limited to securities settlements, foreign exchange contracts and assumed settlement) and such advance is not made pursuant to any other agreement between the Fund and the Custodian, or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the applicable Fund shall be security therefor and should the Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of such Fund's assets to the extent necessary to obtain reimbursement, PROVIDED, HOWEVER, that the interest of the Custodian created by this provision shall be a subordinate interest with respect to 95% of the gross assets of the applicable Fund to the extent that such interest would make such assets otherwise ineligible to cover such Fund's "senior security" positions within the meaning of the 1940 Act. Unless the Custodian determines in good faith that prompt action is required to avoid a risk of loss by the Custodian, prior to utilizing a Fund's available cash or disposing of its assets as contemplated by the preceding sentence, the Custodian shall notify the Trust and provide the Trust with an opportunity to pay amounts owed by the Fund to the Custodian.

         Promptly after receipt by the Custodian under this Section 14 of notice of commencement of any action, the Custodian will, if a claim in respect thereof is to be made against the Trust under this Section, notify the Trust of the commencement thereof; but the omission so to notify the Trust will not relieve it from any liability which it may have to the Custodian otherwise than under this Section. In case any such action is brought against the Custodian, and it notifies the Trust of the commencement thereof, the Trust will be entitled to participate therein and, to the extent that it may wish, assume the defense thereof. After notice from the Trust of its intention to assume the defense of an action, the Custodian shall bear the expense of any additional counsel obtained by it, and the Trust shall not be liable to the Custodian under this Section for any legal or other expenses subsequently incurred by the Custodian in connection with the defense thereof, other than reasonable costs of investigation. The Custodian shall in no case confess any claim or make any compromise in any case in which the Trust is asked to indemnify the Custodian except with the Trust's prior written consent.

         In no event shall the Custodian be liable for indirect, special or consequential damages.

SECTION 15. WAIVERS AND AMENDMENTS

         No provisions of this Agreement may be waived or amended except by a statement in writing signed by the party against which enforcement of such waiver or amendment is sought; provided, however, that:

         (a) Exhibit A listing the Funds of the Trust for which the Custodian serves as custodian may be amended from time to time to add one or more series of Shares for one or more Funds, by each such Fund's execution and delivery to the Custodian of an amended Exhibit A, and the execution of such amended Exhibit by the Custodian, in which case such amendment shall take effect upon execution thereof by the Custodian and such series of Shares shall become a Fund hereunder;

         (b) Exhibit A may be amended from time to time to delete one or more Funds (but less than all of the Funds) of one or more of the Funds as provided in Section 16 below;

         (c) Exhibit B_may be amended from time to time to change the rebalancing target percentages referred to in Section 10; and

         (d) One or more investment companies (each, a "NEW FUND") may become parties to the Agreement by (i) the New Fund's execution and delivery to the Custodian of (a) a letter agreeing to the provisions of this Agreement, and (ii) amended Exhibit A, and (ii) the execution of such letter and amended Exhibit A by the Custodian, in which case such amendment shall take effect upon execution by the Custodian and the New Fund shall be a party to this Agreement.

SECTION 16. EFFECTIVE PERIOD AND TERMINATION

         This Agreement shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, and may be amended at any time by mutual agreement of the parties hereto.

         This Agreement shall continue in full force and effect until the first to occur of: (a) termination by the Custodian by an instrument in writing delivered or mailed to the Fund, such termination to take effect not sooner than 60 days after the date of such delivery; (b) termination by the Trust by an instrument in writing delivered or mailed to the Custodian, such termination to take effect no sooner than 60 days after the date of such delivery; or (c) termination by the Trust by written notice delivered to the Custodian, based upon such Trust's determination that there is a reasonable basis to conclude that the Custodian is insolvent or that the financial condition of the Custodian is deteriorating in any material respect, in which case termination shall take effect upon the Custodian's receipt of such notice or at such later time as such Trust shall designate. In the event of termination pursuant to this Section by any Fund (a "TERMINATING FUND"), each Terminating Fund shall make payment of all accrued fees and unreimbursed expenses with respect to such Terminating Fund within a reasonable time following termination and delivery of a statement to the Terminating Fund setting forth such fees and expenses. The termination of a Fund pursuant to this Section shall constitute a termination of this Agreement only with respect to such Fund and shall not affect the obligations of the Custodian and the other Funds set forth in Exhibit A, as amended from time to time.

         This Agreement may be terminated as to one or more of the Trust's Funds (but less than all of its Funds) by delivery of Proper Instructions and amended Exhibit A deleting such Funds, in which case termination as to such deleted Funds shall take effect 60 days after the date of the Custodian's receipt thereof. The delivery of such

Proper Instructions and amended Exhibit which delete one or more Funds shall constitute a termination of this Agreement only with respect to such deleted Fund(s) and shall not affect the obligations of the Custodian and the Trust hereunder with respect to the other Funds set forth on Exhibit A, as amended from time to time.

         The Trust shall not amend or terminate this Agreement in contravention of any applicable federal or state regulations, or any provision of the Trust's Declaration of Trust.

SECTION 17. SUCCESSOR CUSTODIAN.

         The Trust on behalf of one or more of the Funds may at any time substitute another bank or trust company for the Custodian upon 30 days' written notice to the Custodian. If a successor custodian for the assets of one or more Funds shall be appointed by the Board, the Custodian shall, upon termination, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities, monies and other properties of each applicable Fund then held by it hereunder and all instruments held by the Custodian relative thereto and all other property held by it under this Agreement on behalf of each applicable Fund, and shall transfer to an account of the successor custodian all of the securities of each such Fund held in a Securities System or at the MFSC Transfer Agent and the records described in Section 11 hereof

         If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a Certified Resolution, deliver at the office of the Custodian and transfer such securities, Funds and other properties in accordance with such resolution.

         In the event that no written order designating a successor custodian or Certified Resolution shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the 1940 Act, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, monies and other properties held by the Custodian on behalf of each applicable Fund and all instruments held by the Custodian relative thereto and all other property held by it under this Agreement on behalf of each applicable Fund, and to transfer to an account of such successor custodian all of the securities of each such Fund held in any Securities System or at the MFSC Transfer Agent and the records described in Section 11 hereof. Thereafter, such bank or trust company shall be the successor of the Custodian under this Agreement.

         In the event that securities, monies and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Trust to procure the Certified Resolution to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, monies and other properties and the provisions of this Agreement relating to the duties and obligations of the Custodian shall remain in full force and effect.

SECTION 18. GENERAL

         SECTION 18.1 COMPENSATION OF CUSTODIAN. The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between the Trust on behalf of each applicable Fund and the Custodian.

         SECTION 18.2 MASSACHUSETTS LAW TO APPLY. This Agreement shall be construed and the provisions thereof interpreted under and in accordance with laws of The Commonwealth of Massachusetts.

         SECTION 18.3 INTERPRETIVE AND ADDITIONAL PROVISIONS. In connection with the operation of this Agreement, the Custodian and the Trust on behalf of each of the Funds, may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, PROVIDED that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Trust's Declaration of Trust. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

         All references herein to "Fund" mean each of the series severally and not jointly listed on Exhibit A hereto, as amended from time to time.

         SECTION 18.4 PRIOR AGREEMENTS. This Agreement supersedes and terminates, as of the date hereof, all prior Agreements between the Trust on behalf of each of the Funds and the Custodian relating to the custody of the Fund's assets.

         SECTION 18.5 ASSIGNMENT. This Agreement may not be assigned by the Custodian without the written consent of the Board of the Trust, except that the Custodian may assign its rights and obligations hereunder to a party controlling, controlled by, or under common control with the Custodian. This Agreement may not be assigned by the Trust without the written consent of the Custodian.

         SECTION 18.6 NOTICES. Any notice, instruction or other instrument required to be given hereunder may be delivered in person to the offices of the parties as set forth herein during normal business hours or delivered prepaid registered mail or by telecopy, electronic mail, or transmission via generally accepted electronic securities or trade delivery networks to the parties at the following addresses or such other addresses as may be notified by any party from time to time.

         To the Trust:             MFS SERIES TRUST X
                                   c/o Massachusetts Financial Services Company
                                   500 Boylston Street
                                   Boston, Massachusetts 02116
                                   Attention: Treasurer of the MFS Funds
                                   Telephone: 617-954-5000
                                   Telecopy: 617-954-6775

         To the Custodian:         STATE STREET BANK AND TRUST COMPANY
                                   Lafayette Corporate Center,
                                   2 Avenue de Lafayette
                                   Boston, Massachusetts  02111
                                   Attention: Eileen Reilly
                                   Telephone: 617-662-2626
                                   Telecopy: 617-662-2761

         Such notice, instruction or other instrument shall be deemed to have been served in the case of a registered letter at the expiration of five business days after posting, and, in the case of telecopy, electronic mail, or transmission via generally accepted electronic securities systems or trade delivery networks (collectively, "Electronic Means"), immediately on dispatch and if delivered outside normal business hours it shall be deemed to have been received at the next time after delivery when normal business hours commence; provided, however, that in the event the sender receives an automatic return message by Electronic Means that the notice, instruction or other instrument sent by Electronic Means has not in fact been received, such notice, instruction or other instrument shall not be deemed to have been served. Evidence that the notice was properly addressed, stamped and put into the post shall be conclusive evidence of posting.

         SECTION 18.7 REPRODUCTION OF DOCUMENTS. This Agreement and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, provided that the original is not in existence.

         SECTION 18.8 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute but one and the same Agreement.

         SECTION 18.9 SEVERABILITY. In the event any provision of this Agreement is held illegal, void or unenforceable, the balance shall remain in effect.

         SECTION 18.10 HEADINGS. Headings in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

         SECTION 18.11 ENTIRE AGREEMENT. This Agreement (including all schedules, appendices, exhibits and attachments hereto) constitutes the entire Agreement between the parties with respect to the subject matter hereof.

         SECTION 18.12. EFFECT OF AMENDMENTS TO EXHIBITS AND SCHEDULES. Any duly-authorized amendment to Exhibit A, Exhibit B, Schedule A, Schedule B, Schedule C or any other exhibit, amendment, appendix or addendum hereto shall be deemed to be an amendment to this Agreement solely with respect to the Custodian and the Trust (including its Funds) effected by such amendment, and not with respect to any Fund or Fund not effected thereby.

         SECTION 18.13. EXECUTION OF DOCUMENTS, ETC.

         (a) ACTIONS BY THE TRUST. Upon request, the Trust shall execute and deliver to the Custodian such proxies, powers of attorney or other instruments as may be reasonable and necessary or desirable in connection with the performance by the Custodian or any Foreign Sub-Custodian of their respective obligations hereunder, provided that the exercise by the Custodian or any Foreign Sub-Custodian of any such rights shall in all events be in compliance with the terms hereof.

         (b) ACTIONS BY CUSTODIAN. Upon receipt of Proper Instructions, the Custodian shall execute and deliver to the Trust or to such other parties as the Trust may designate in such Proper Instructions, all such documents, instruments or agreements as may be reasonable in order to effectuate the transactions contemplated hereby.

         SECTION 18.14. SCOPE OF TRUST'S OBLIGATIONS. A copy of each Trust's Declaration of Fund of is on file with the Secretary of State of The Commonwealth of Massachusetts. The Custodian acknowledges that the obligations of or arising out of this Agreement with respect to a Fund are not binding upon any of the Fund's trustees, officers, employees, agents or shareholders individually, but are binding solely upon the assets and property of the Fund in accordance with its proportionate interest hereunder. The Custodian further acknowledges that the assets and liabilities of each Fund are separate and distinct, and that the obligations of or arising out of this Agreement are binding solely upon the assets or property of the Fund on behalf of which the Trust has executed this instrument. The Custodian also agrees that the obligations of each Trust and Fund hereunder shall be several and not joint, in accordance with its proportionate interest hereunder, and agrees not to proceed against any Fund or portfolio for the obligations of another Fund or portfolio.

         SECTION 18.15 SHAREHOLDER COMMUNICATIONS ELECTION. SEC Rule 14b-2 requires banks which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, the Custodian needs the Trust to indicate whether it authorizes the Custodian to provide the Trust's name, address, and share position to requesting companies whose securities the Trust owns. If the Trust tells the Custodian "no", the Custodian will not provide this information to requesting companies. If the Trust tells the Custodian "yes" or does not check either "yes" or "no" below, the Custodian is required by the rule to treat the Trust as consenting to disclosure of this information for all securities owned by the Trust or any monies or accounts established by the Trust. For the Trust's protection, the Rule prohibits the requesting company from using the Trust's name and address for any purpose other than corporate communications. Please indicate below whether the Trust consents or objects by checking one of the alternatives below.

         YES [ ] The Custodian is authorized to release the Trust's name, address, and share positions.

         NO [X] The Custodian is not authorized to release the Trust's name, address, and share positions.

     IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the date first written above
MFS SERIES TRUST X, ON BEHALF OF
EACH OF THE ENTITIES SET FORTH ON          ATTESTED TO BY:
EXHIBIT A HERETO

    By:    JAMES R. BORDEWICK, JR.         By:     JAMES O. YOST
           ---------------------------             ---------------------------

  Name:    James R. Bordewick, Jr.         Name:   James O. Yost
           ---------------------------             ---------------------------

 Title:    ASSISTANT SECRETARY             Title:  ASSISTANT TREASURER
           ---------------------------             ---------------------------


STATE STREET BANK AND TRUST COMPANY        ATTESTED TO BY:

    By:    JOSEPH L. HOOLEY                By:     KEVIN L. COURTNEY
           ---------------------------             ---------------------------

  Name:    Joseph L. Hooley                Name:   Kevin L. Courtney
           ---------------------------             ---------------------------

 Title:    EXECUTIVE VICE PRESIDENT        Title:  VICE PRESIDENT
           ---------------------------             ---------------------------

MFS SERVICE CENTER, INC.                   ATTESTED TO BY:
As to Sections 3.8A, 10
And other provisions applicable to it

    By:    JANET A. CLIFFORD               By:     ROBERT T. BURNS
           ---------------------------             ----------------------------

  Name:    Janet A. Clifford               Name:   Robert T. Burns
           ---------------------------             ----------------------------

 Title:    PRESIDENT                       Title:  ASSISTANT SECRETARY
           ---------------------------             ----------------------------

                                                                       EXHIBIT A

                            MFS SERIES TRUST X FUNDS



                  MFS Conservative Allocation Fund

                  MFS Moderate Allocation Fund

                  MFS Growth Allocation Fund

                  MFS Aggressive Growth Allocation Fund

                                                                       EXHIBIT B

                     UNDERLYING FUNDS AND TARGET PERCENTAGES

                                                          MFS               MFS              MFS             MFS
                                                     CONSERVATIVE        MODERATE          GROWTH         AGGRESSIVE
                                                      ALLOCATION        ALLOCATION       ALLOCATION         GROWTH
                                                         FUND              FUND             FUND          ALLOCATION
                                                                                                             FUND
U.S. STOCKS                                               35%               50%              60%             80%
MFS New Discovery Fund                                     0%                0%              0%              5%
MFS Mid Cap Growth Fund                                    0%                5%              10%             15%
MFS Mid Cap Value Fund                                     0%                5%              10%             15%
MFS Strategic Growth Fund                                  5%               10%              15%             20%
MFS Research Fund                                         15%               15%              10%             10%
MFS Value Fund                                            15%               15%              15%             15%

INTERNATIONAL STOCKS                                       5%               10%              20%             20%
MFS International New Discovery Fund                       0%                0%              5%              10%
MFS Research International Fund                            5%               10%              15%             10%

BONDS                                                     50%               35%              20%             0%
MFS High Income Fund                                       0%                5%              5%              0%
MFS Research Bond Fund                                     5%               10%              10%             0%
MFS Government Securities Fund                            10%               10%              5%              0%
MFS Intermediate Investment Grade Bond Fund               15%               10%              0%              0%
MFS Limited Maturity Fund                                 20%                0%              0%              0%

CASH                                                      10%                5%              0%              0%
MFS Money Market Fund                                     10%                5%              0%              0%

                                                                      SCHEDULE A

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

COUNTRY                    SUBCUSTODIAN

Argentina                  Citibank, N.A.

Australia                  Westpac Banking Corporation

Austria                    Erste Bank der Osterreichischen
                           Sparkassen AG

Bahrain                    HSBC Bank Middle East
                           (as delegate of The Hongkong and
                           Shanghai Banking Corporation Limited)

Bangladesh                 Standard Chartered Bank

Belgium                    Fortis Bank nv-sa

Bermuda                    The Bank of Bermuda Limited

Bolivia                    Citibank, N. A.

Botswana                   Barclays Bank of Botswana Limited

Brazil                     Citibank, N.A.

Bulgaria                   ING Bank N.V.

Canada                     State Street Trust Company Canada

Chile                      BankBoston, N.A.

People's Republic          The Hongkong and Shanghai
of China                   Banking Corporation Limited,
                           Shanghai and Shenzhen branches

Colombia                   Cititrust Colombia S.A. Sociedad Fiduciaria

Costa Rica                 Banco BCT S.A.

Croatia                    Privredna Banka Zagreb d.d

Cyprus                     The Cyprus Popular Bank Ltd.

Czech Republic             Ceskoslovenska Obchodni
                           Banka, A.S.

Denmark                    Danske Bank A/S

Ecuador                    Citibank, N.A.

Egypt                      Egyptian British Bank S.A.E.
                           (as delegate of The Hongkong and
                           Shanghai Banking Corporation Limited)

Estonia                    Hansabank

Finland                    Merita Bank Plc.

France                     BNP Paribas, S.A.

Germany                    Dresdner Bank AG

Ghana                      Barclays Bank of Ghana Limited

Greece                     National Bank of Greece S.A.

Hong Kong                  Standard Chartered Bank

Hungary                    Citibank Rt.

Iceland                    Icebank Ltd.

India                      Deutsche Bank AG

                           The Hongkong and Shanghai
                           Banking Corporation Limited

Indonesia                  Standard Chartered Bank

Ireland                    Bank of Ireland

Israel                     Bank Hapoalim B.M.

Italy                      BNP Paribas, Italian Branch

Ivory Coast                Societe Generale de Banques
                           en Cote d'Ivoire

Jamaica                    Scotiabank Jamaica Trust and Merchant
                           Bank Ltd.

Japan                      The Fuji Bank, Limited

                           The Sumitomo Bank, Limited

Jordan                     HSBC Bank Middle East
                           (as delegate of The Hongkong and
                           Shanghai Banking Corporation Limited)

Kazakhstan                 HSBC Bank Kazakhstan

Kenya                      Barclays Bank of Kenya Limited

Republic of Korea          The Hongkong and Shanghai Banking
                           Corporation Limited

Latvia                     A/s Hansabanka

Lebanon                    HSBC Bank Middle East
                           (as delegate of The Hongkong and
                           Shanghai Banking Corporation Limited)

Lithuania                  Vilniaus Bankas AB

Malaysia                   Standard Chartered Bank Malaysia Berhad

Mauritius                  The Hongkong and Shanghai
                           Banking Corporation Limited

Mexico                     Citibank Mexico, S.A.

Morocco                    Banque Commerciale du Maroc

Namibia                    Standard Bank Namibia Limited

Netherlands                Fortis Bank (Nederland) N.V.
New Zealand                ANZ Banking Group (New Zealand) Limited

Nigeria                    Stanbic Merchant Bank Nigeria Limited

Norway                     Christiania Bank og Kreditkasse ASA

Oman                       HSBC Bank Middle East
                           (as delegate of The Hongkong and
                           Shanghai Banking Corporation Limited)

Pakistan                   Deutsche Bank AG

Palestine                  HSBC Bank Middle East
                           (as delegate of The Hongkong and
                           Shanghai Banking Corporation Limited)
Panama                     BankBoston, N.A.

Peru                       Citibank, N.A.

Philippines                Standard Chartered Bank

Poland                     Bank Handlowy w Warszawie S.A.

Portugal                   Banco Comercial Portugues

Qatar                      HSBC Bank Middle East
                           (as delegate of The Hongkong and
                           Shanghai Banking Corporation Limited)

Romania                    ING Bank N.V.

Russia                     Credit Suisse First Boston AO - Moscow
                           (as delegate of Credit Suisse
                           First Boston - Zurich)

Singapore                  The Development Bank of Singapore Limited

Slovak Republic            Ceskoslovenska Obchodni Banka, A.S.

Slovenia                   Bank Austria Creditanstalt d.d. - Ljubljana

South Africa               Standard Bank of South Africa Limited

Spain                      Banco Santander Central Hispano S.A.

Sri Lanka                  The Hongkong and Shanghai
                           Banking Corporation Limited

Swaziland                  Standard Bank Swaziland Limited

Sweden                     Skandinaviska Enskilda Banken

Switzerland                UBS AG

Taiwan - R.O.C.            Central Trust of China

Thailand                   Standard Chartered Bank

Trinidad & Tobago          Republic Bank Limited

Tunisia                    Banque Internationale Arabe de Tunisie

Turkey                     Citibank, N.A.

Ukraine                    ING Bank Ukraine

United Kingdom             State Street Bank and Trust Company,
                           London Branch

Uruguay                    BankBoston, N.A.

Venezuela                  Citibank, N.A.

Vietnam                    The Hongkong and Shanghai
                           Banking Corporation Limited

Zambia                     Barclays Bank of Zambia Limited

Zimbabwe                   Barclays Bank of Zimbabwe Limited

                                                                      SCHEDULE B

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

     COUNTRY               DEPOSITORIES

Argentina                  Caja de Valores S.A.

Australia                  Austraclear Limited

                           Reserve Bank Information and
                           Transfer System

Austria                    Oesterreichische Kontrollbank AG
                           (Wertpapiersammelbank Division)

Belgium Caisse Interprofessionnelle de Depots et de Virements de Titres, S.A.

                           Banque Nationale de Belgique

Brazil                     Companhia Brasileira de Liquidacao e Custodia

                           Sistema Especial de Liquidacao e de Custodia (SELIC)

                           Central de Custodia e de Liquidacao Financeira de Titulos Privados (CETIP)

Bulgaria                   Central Depository AD

                           Bulgarian National Bank

Canada                     Canadian Depository for Securities Limited

Chile                      Deposito Central de Valores S.A.

People's Republic          Shanghai Securities Central Clearing &
of China                   Registration Corporation

                           Shenzhen Securities Central Clearing Co., Ltd.

Colombia                   Deposito Centralizado de Valores

Costa Rica                 Central de Valores S.A.

Croatia                    Ministry of Finance

                           National Bank of Croatia

                           Sredisnja Depozitarna Agencija d.d.

Czech Republic             Stredisko cennych papiru

                           Czech National Bank

Denmark                    Vaerdipapircentralen (Danish Securities Center)

Egypt                      Misr for Clearing, Settlement, and Depository

Estonia                    Eesti Vaartpaberite Keskdepositoorium

Finland                    Finnish Central Securities Depository

France                     Euroclear France

Germany                    Clearstream Banking AG, Frankfurt

Greece                     Bank of Greece,
                           System for Monitoring Transactions in
                           Securities in Book-Entry Form

                           Apothetirion Titlon AE - Central Securities
                           Depository

Hong Kong                  Central Clearing and Settlement System

                           Central Moneymarkets Unit

Hungary                    Kozponti Elszamolohaz es Ertektar
                           (Budapest) Rt. (KELER)

India                      National Securities Depository Limited

                           Central Depository Services India Limited

                           Reserve Bank of India

Indonesia                  Bank Indonesia

                           PT Kustodian Sentral Efek Indonesia

Israel                     Tel Aviv Stock Exchange Clearing
                           House Ltd. (TASE Clearinghouse)

Italy                      Monte Titoli S.p.A.

Ivory Coast                Depositaire Central - Banque de Reglement

Jamaica                    Jamaica Central Securities Depository

Japan                      Japan Securities Depository Center (JASDEC)
                           Bank of Japan Net System

Kazakhstan                 Central Depository of Securities

Kenya                      Central Bank of Kenya

Republic of Korea          Korea Securities Depository

Latvia                     Latvian Central Depository

Lebanon                    Custodian and Clearing Center of
                           Financial Instruments for Lebanon
                           and the Middle East (Midclear) S.A.L.

                           Banque du Liban

Lithuania                  Central Securities Depository of Lithuania

Malaysia                   Malaysian Central Depository Sdn. Bhd.

                           Bank Negara Malaysia,
                           Scripless Securities Trading and Safekeeping
                           System

Mauritius                  Central Depository and Settlement Co. Ltd.

                           Bank of Mauritius

Mexico                     S.D. INDEVAL
                           (Instituto para el Deposito de Valores)

Morocco                    Maroclear

Netherlands                Nederlands Centraal Instituut voor
                           Giraal Effectenverkeer B.V. (NECIGEF)

New Zealand                New Zealand Central Securities
                           Depository Limited

Nigeria                    Central Securities Clearing System Limited

Norway                     Verdipapirsentralen (Norwegian Central
                           Securities Depository)

Oman                       Muscat Depository & Securities
                           Registration Company, SAOC

Pakistan                   Central Depository Company of Pakistan Limited

                           State Bank of Pakistan

Palestine                  Clearing Depository and Settlement, a department of
                           the Palestine Stock Exchange

Peru Caja de Valores y Liquidaciones, Institucio'n de Compensacio'n y Liquidacio'n de Valores S.A

Philippines                Philippine Central Depository, Inc.

                           Registry of Scripless Securities
                           (ROSS) of the Bureau of Treasury

Poland                     National Depository of Securities
                           (Krajowy Depozyt Papiero'w Wartos'ciowych SA)

                           Central Treasury Bills Registrar

Portugal                   Central de Valores Mobilia'rios

Qatar Central Clearing and Registration (CCR), a department of the Doha Securities Market

Romania                    National Securities Clearing, Settlement and
                           Depository Company

                           Bucharest Stock Exchange Registry Division

                           National Bank of Romania

Singapore                  Central Depository (Pte) Limited

                           Monetary Authority of Singapore

Slovak Republic            Stredisko cennych papierov

                           National Bank of Slovakia

Slovenia                   Klirinsko Depotna Druzba d.d.

South Africa               Central Depository Limited

                           Share Transactions Totally Electronic
                           (STRATE) Ltd.

Spain                      Servicio de Compensacion y
                           Liquidacion de Valores, S.A.

                           Banco de Espana, Central de Anotaciones en
                           Cuenta

Sri Lanka                  Central Depository System (Pvt) Limited

Sweden                     Vardepapperscentralen  VPC AB
                           (Swedish Central Securities Depository)

Switzerland                SegaIntersettle AG (SIS)

Taiwan - R.O.C.            Taiwan Securities Central Depository Co., Ltd.

Thailand                   Thailand Securities Depository Company Limited

Tunisia Societe Tunisienne Interprofessionelle pour la Compensation et de Depots des Valeurs
                           Mobilieres

Turkey                     Takas ve Saklama Bankasi A.S. (TAKASBANK)

                           Central Bank of Turkey

Ukraine                    National Bank of Ukraine

United Kingdom             Central Gilts Office and
                           Central Moneymarkets Office

Venezuela                  Banco Central de Venezuela

Zambia                     LuSE Central Shares Depository Limited

                           Bank of Zambia

TRANSNATIONAL

Euroclear

Clearstream Banking AG

                                   SCHEDULE C

                               MARKET INFORMATION


PUBLICATION/TYPE OF INFORMATION                    BRIEF DESCRIPTION
-------------------------------                    -----------------
(SCHEDULED FREQUENCY)

THE GUIDE TO CUSTODY IN WORLD MARKETS      An overview of settlement and
(hardcopy annually and regular             safekeeping procedures, custody
website updates)                           practices and foreign investor
                                           considerations for the markets in
                                           which State Street offers custodial
                                           services.

GLOBAL CUSTODY NETWORK REVIEW              Information relating to Foreign
(annually)                                 Sub-Custodians in State Street's
                                           Global Custody Network. The Review
                                           stands as an integral part of the
                                           materials that State Street
                                           provides to its U.S. mutual fund
                                           clients to assist them in complying
                                           with SEC Rule 17f-5. The Review
                                           also gives insight into State
                                           Street's market expansion and
                                           Foreign Sub-Custodian selection
                                           processes, as well as the
                                           procedures and controls used to
                                           monitor the financial condition and
                                           performance of our Foreign
                                           Sub-Custodian banks.

SECURITIES DEPOSITORY REVIEW               Custody risk analyses of the
(annually)                                 Foreign Securities Depositories
                                           presently operating in Network
                                           markets. This publication is an
                                           integral part of the materials that
                                           State Street provides to its U.S.
                                           mutual fund clients to meet
                                           informational obligations created
                                           by SEC Rule 17f-7.

GLOBAL LEGAL SURVEY                        With respect to each market in
(annually)                                 which State Street offers custodial
                                           services, opinions relating to
                                           whether local law restricts (i)
                                           access of a fund's independent
                                           public accountants to books and
                                           records of a Foreign Sub-Custodian
                                           or Foreign Securities System, (ii)
                                           a fund's ability to recover in the
                                           event of bankruptcy or insolvency
                                           of a Foreign Sub-Custodian or
                                           Foreign Securities System, (iii) a
                                           fund's ability to recover in the
                                           event of a loss by a Foreign
                                           Sub-Custodian or Foreign Securities
                                           System, and (iv) the ability of a
                                           foreign investor to convert cash
                                           and cash equivalents to U.S.
                                           dollars.

SUBCUSTODIAN AGREEMENTS                    Copies of the contracts that State
(annually)                                 Street has entered into with each
                                           Foreign Sub-Custodian that
                                           maintains U.S. mutual fund assets
                                           in the markets in which State
                                           Street offers custodial services.

GLOBAL MARKET BULLETIN                     Information on changing settlement
(daily or as necessary)                    and custody conditions in markets
                                           where State Street offers custodial
                                           services. Includes changes in
                                           market and tax regulations,
                                           depository developments,
                                           dematerialization information, as
                                           well as other market changes that
                                           may impact State Street's clients.

Foreign Custody Advisories                 For those markets where State
(as necessary)                             Street offers custodial services
                                           that exhibit special risks or
                                           infrastructures impacting custody,
                                           State Street issues market
                                           advisories to highlight those
                                           unique market factors which might
                                           impact our ability to offer
                                           recognized custody service levels.

Material Change Notices                    Informational letters and
(presently on a quarterly                  accompanying materials confirming
basis or as otherwise necessary)           State Street's foreign custody
                                           arrangements, including a summary
                                           of material changes with Foreign
                                           Sub-Custodians that have occurred
                                           during the previous quarter. The
                                           notices also identify any material
                                           changes in the custodial risks
                                           associated with maintaining assets
                                           with Foreign Securities
                                           Depositories.